Exhibit 99.1

Imation Reports Second Quarter 2012 Financial Results

OAKDALE, Minn.--(BUSINESS WIRE)--July 26, 2012--Imation Corp. (NYSE:IMN) today released financial results for the quarter ended June 30, 2012.

The Company reported Q2 2012 net revenue of $270.6 million, down 16.2 percent from Q2 2011, an operating loss of $10.3 million including restructuring and other charges of $4.3 million, and a diluted loss per share of $0.32. Excluding restructuring and other charges, Q2 2012 operating loss would have been $6.0 million and diluted loss per share would have been $0.20 (see Tables Five and Six for non-GAAP measures).

Imation President and Chief Executive Officer Mark Lucas commented: “We continue our focus on Imation’s transformation, executing on our strategy to build a platform for long-term growth and improved operating margins. The quarter’s revenue decline is not a surprise to us and stems from the timing lag between anticipated growth in our newer products offsetting the declines from the mature traditional storage categories. Several macro-economic factors were also in play in the second quarter. These included the broad-based European economic downturn, a soft global IT environment, negative currency impacts, and a weak U.S. retail environment,” Lucas continued.

“We are making steady progress on our strategy in line with the plans we have previously outlined. For example, we again delivered gross margin improvement across all major product categories. Revenue from our new and differentiated products within secure and scalable storage grew 48 percent with strong gross margins. Our XtremeMac brand revenue grew globally, and magnetic tape margins reached their highest levels in over a year. Our cash position remains strong, and inclusive of share repurchase activity, we ended the quarter at $211 million. We remain very committed to our strategy and confident that we are on the path to return Imation to revenue growth as we exit 2012,” Lucas concluded.

Q2 2012 Results compared with Q2 2011

Net revenue for Q2 2012 was $270.6 million, down 16.2 percent from Q2 2011. From a regional perspective, Americas revenue decreased 8.6 percent, Europe revenue decreased 27.8 percent including a negative foreign currency impact of 7.4 percent, North Asia revenue decreased 20.0 percent and South Asia revenue decreased 17.5 percent. Overall, the Company’s international revenues were affected by negative currency impacts, as well as planned lower revenues from lower-margin commodity products in secure and scalable storage.

Gross margin for Q2 2012 was 19.4 percent, up from 16.7 percent for Q2 2011. Gross margin was positively impacted by a continuation of the Company's strategic shift in product mix to higher gross margin products with improved gross margins in all major product categories.

Selling, general and administrative (SG&A) expenses for Q2 2012 were $52.2 million, up $4.3 million compared with Q2 2011 expenses of $47.9 million due primarily to the additional ongoing SG&A expense related to Imation’s acquired businesses and acquisition-related intangible amortization.

Research and development (R&D) expenses for Q2 2012 were $6.2 million, up $1.2 million compared with Q2 2011 expenses of $5.0 million primarily as a result of the Company’s investment to support growth initiatives.

Restructuring and other charges were $4.3 million in Q2 2012 compared with $10.4 million in Q2 2011.

Operating loss was $10.3 million in Q2 2012 compared with an operating loss of $9.3 million in Q2 2011. Excluding the restructuring and other charges described in Tables Five and Six for non-GAAP measures, adjusted operating loss would have been $6.0 million in Q2 2012 compared with adjusted operating income on the same basis of $1.4 million in Q2 2011.

Income tax benefit was $0.1 million in Q2 2012 compared with income tax provision of $0.7 million in Q2 2011. The 2012 income tax benefit relates to the tax benefit outside the United States. The Company maintains a valuation allowance related to its U.S. deferred tax assets and, therefore, no tax provision or benefit was recorded related to its 2012 U.S. results.

Loss per diluted share was $0.32 in Q2 2012 compared with $0.33 in Q2 2011. Excluding the restructuring and other charges described in Tables Five and Six for non-GAAP measures, adjusted loss per diluted share would have been $0.20 in Q2 2012 compared with adjusted loss per diluted share of $0.05 in Q2 2011 (see Tables Five and Six).

Cash and cash equivalents ending balance was $211.1 million as of June 30, 2012, including $2.4 million for share repurchase.

Webcast and Replay Information

A teleconference is scheduled for 9:00 AM Central Time today, July 26, 2012 and will be available on the Internet on a listen-only basis at www.ir.Imation.com or www.streetevents.com. The Company's quarterly financial results will be discussed.

A taped replay of the teleconference will be available beginning at 12:30 PM Central Time on July 26, 2012 until 11:00 PM Central Time on August 3, 2012 by dialing 855-859-2056 (conference ID 64540003). All remarks made during the teleconference will be current at the time of the teleconference and the replay will not be updated to reflect any subsequent developments.

Description of Tables

Table One - Consolidated Statements of Operations
Table Two - Consolidated Balance Sheets
Table Three - Supplemental Segment and Product Information
Table Four - Operations, Cash Flow and Additional Information
Table Five - Non-GAAP Financial Measures
Table Six - Non-GAAP Financial Measures

Non-GAAP Financial Measures

The Non-GAAP financial measurements (adjusted operating income (loss), adjusted income (loss) per diluted share) are provided to assist in understanding the impact of certain items on Imation's actual results of operations when compared with prior periods (see Tables Five and Six). Management believes this will assist investors in making an evaluation of Imation's performance against prior periods on a comparable basis by adjusting for these items. Management understands that there are material limitations on the use of Non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures for the purpose of analyzing financial performance. These Non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. This information should not be construed as an alternative to the reported results, which have been determined in accordance with accounting principles generally accepted in the United States of America.

About Imation Corp.

Imation (NYSE: IMN) is a global scalable storage and data security company. The Company's portfolio includes tiered storage and security offerings for business and products designed to manage audio and video information in the home. Imation reaches customers in more than 100 countries through a powerful global distribution network and well recognized brands. Additional information about Imation is available at www.imation.com.

Risk and Uncertainties

Certain information contained in this press release which does not relate to historical information may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include our ability to successfully implement our strategy; our ability to grow our business in new products with profitable margins and the rate of revenue decline for certain existing products; the ability of our data security products to withstand cyber-attacks; the ability to quickly develop, source, introduce and deliver differentiating and innovative products; our potential dependence on third parties for new product introductions or technologies in order to introduce our own new products; the ready availability and price of energy and key raw materials or critical components including due to the effects of natural disasters and our ability to pass along raw materials price increases to our customers; continuing uncertainty in global and regional economic conditions including adverse effects of the ongoing sovereign debt crisis in Europe, increased Euro currency exchange rate volatility, and related austerity measures and their potential impact on European economic growth; our ability to identify, value, integrate and realize the expected benefits from any acquisition which has occurred or may occur in connection with our strategy; the possibility that our goodwill or any goodwill that we acquire may become impaired; the seasonality and volatility of the markets in which we operate; foreign currency fluctuations; changes in European law or practice related to the imposition or collectability of optical levies; significant changes in discount rates and other assumptions used in the valuation of our pension plans; the possibility that our intangible assets may become impaired; acquisition related contingent consideration, which is recorded at fair value and revalued each period, differs from the obligation recorded during the previous period resulting in income or expense being recorded on the consolidated statements of operations; changes in tax laws, regulations and results of inspections by various tax authorities; our ability to successfully defend our intellectual property rights and the ability or willingness of our suppliers to provide adequate protection against third party intellectual property or product liability claims; the outcome of any pending or future litigation; failure to adequately protect our information systems from cyber-attacks; our ability to meet our revenue growth, gross margin and earnings targets and the volatility of our stock price due to our results or market trends, as well as various factors set forth from time to time in our filings with the Securities and Exchange Commission.

Table One

IMATION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Net revenue	$270.6	$323.0	$552.3	$639.5
Cost of goods sold	218.2	269.0	443.8	531.5
Gross profit	52.4	54.0	108.5	108.0

Operating expense:
Selling, general and administrative	52.2	47.9	109.5	98.1
Research and development	6.2	5.0	12.6	9.7
Goodwill impairment	-	-	-	1.6
Restructuring and other	4.3	10.4	5.6	11.3
Total	62.7	63.3	127.7	120.7

Operating loss	(10.3)	(9.3)	(19.2)	(12.7)

Other expense (income):
Interest income	(0.2)	(0.2)	(0.3)	(0.4)
Interest expense	0.9	1.0	1.8	1.9
Other, net	1.1	1.7	2.6	3.1
Total	1.8	2.5	4.1	4.6

Loss before income taxes	(12.1)	(11.8)	(23.3)	(17.3)

Income tax (benefit) provision	(0.1)	0.7	0.9	2.4

Net loss	$(12.0)	$(12.5)	$(24.2)	$(19.7)

(Loss) earnings per common share
Basic	$(0.32)	$(0.33)	$(0.64)	$(0.52)
Diluted	(0.32)	(0.33)	(0.64)	(0.52)

Weighted average shares outstanding
Basic	37.7	37.8	37.6	37.9
Diluted	37.7	37.8	37.6	37.9

Table Two

IMATION CORP.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$211.1	$223.1
Accounts receivable, net	190.5	234.9
Inventories	196.8	208.8
Other current assets	48.8	49.7

Total current assets	647.2	716.5

Property, plant and equipment, net	54.9	55.4
Intangible assets, net	307.2	321.7
Goodwill	31.3	31.3
Other assets	29.2	24.4

Total assets	$1,069.8	$1,149.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$162.8	$205.2
Other current liabilities	141.9	151.2

Total current liabilities	304.7	356.4

Other liabilities	63.6	69.2

Total liabilities	368.3	425.6
Commitments and contingencies
Shareholders' equity	701.5	723.7

Total liabilities and shareholders' equity	$1,069.8	$1,149.3

Table Three

IMATION CORP.
SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION
(Dollars in millions)
(Unaudited)

	Three months ended		Three months ended
	June 30,		June 30,
	2012		2011		% Change
	Revenue	% Total	Revenue	% Total
Americas	$130.5	48.2%	$142.8	44.2%	-8.6%
Europe	46.3	17.1%	64.1	19.9%	-27.8%
North Asia	64.1	23.7%	80.1	24.8%	-20.0%
South Asia	29.7	11.0%	36.0	11.1%	-17.5%
Total	$270.6	100.0%	$323.0	100.0%

	Revenue	% Total	Revenue	% Total
Traditional storage
Optical products	$109.8	40.6%	$129.3	40.0%	-15.1%
Magnetic products	69.3	25.6%	85.3	26.4%	-18.8%
Other traditional storage	3.9	1.4%	13.0	4.0%	-70.0%
Total traditional storage	183.0	67.6%	227.6	70.4%	-19.6%
Secure and scalable storage	50.0	18.5%	55.4	17.2%	-9.7%
Audio and video information	37.6	13.9%	40.0	12.4%	-6.0%
Total	$270.6	100.0%	$323.0	100.0%

	Operating Income		Operating Income
	(Loss)	OI %	(Loss)	OI %
Americas	$3.5	2.7%	$1.1	0.8%	218.2%
Europe	(3.2)	-6.9%	2.3	3.6%	-239.1%
North Asia	0.4	0.6%	6.1	7.6%	-93.4%
South Asia	0.4	1.3%	0.5	1.4%	-20.0%
Corp/Unallocated (1)	(11.4)	NM	(19.3)	NM	NM
Total	$(10.3)	-3.8%	$(9.3)	-2.9%

	Gross Margin		Gross Margin

Traditional storage	19.8%		18.0%
Secure and scalable storage	20.0		13.5
Audio and video information	16.5		14.5
	19.4		16.8
Inventory write-offs related to restructuring programs	0.0		(0.1)
Total	19.4%		16.7%

	Six months ended		Six months ended
	June 30,		June 30,
	2012		2011		% Change
	Revenue	% Total	Revenue	% Total
Americas	$256.3	46.4%	$285.9	44.7%	-10.4%
Europe	104.7	19.0%	126.4	19.8%	-17.2%
North Asia	132.4	24.0%	154.3	24.1%	-14.2%
South Asia	58.9	10.6%	72.9	11.4%	-19.2%
Total	$552.3	100.0%	$639.5	100.0%

	Revenue	% Total	Revenue	% Total
Traditional storage
Optical products	$220.8	40.0%	$257.0	40.2%	-14.1%
Magnetic products	146.7	26.6%	167.8	26.2%	-12.6%
Other traditional storage	8.5	1.5%	25.6	4.0%	-66.8%
Total traditional storage	376.0	68.1%	450.4	70.4%	-16.5%
Secure and scalable storage	102.8	18.6%	108.1	16.9%	-4.9%
Audio and video information	73.5	13.3%	81.0	12.7%	-9.3%
Total	$552.3	100.0%	$639.5	100.0%

	Operating Income		Operating Income
	(Loss)	OI %	(Loss)	OI %
Americas	$3.5	1.4%	$3.1	1.1%	12.9%
Europe	(3.9)	-3.7%	3.2	2.5%	-221.9%
North Asia	2.1	1.6%	9.4	6.1%	-77.7%
South Asia	1.3	2.2%	0.9	1.2%	44.4%
Corp/Unallocated (1)	(22.2)	NM	(29.3)	NM	NM
Total	$(19.2)	-3.5%	$(12.7)	-2.0%

	Gross Margin		Gross Margin

Traditional storage	20.1%		18.6%
Secure and scalable storage	20.0		13.5
Audio and video information	17.0		13.8
	19.6		17.1
Inventory write-offs related to restructuring programs	0.0		(0.2)
Total	19.6%		16.9%

NM - Not Meaningful

(1) Corporate and unallocated amounts include inventory write-offs related to restructuring programs, goodwill impairment, intangible accelerated amortization, research and development expense, corporate expense, stock-based compensation expense, and restructuring and other charges that are not allocated to the regional markets we serve. We believe this avoids distorting the operating income for the regional segments.

Table Four

IMATION CORP.
OPERATIONS, CASH FLOW AND ADDITIONAL INFORMATION
(Dollars in millions)
(Unaudited)

		Three Months Ended		Six Months Ended
	(Dollars in millions)	June 30		June 30
		2012	2011	2012	2011
	Operations
	Gross Profit	$52.4	$54.0	$108.5	$108.0
	Gross Margin %	19.4%	16.7%	19.6%	16.9%
	Operating (Loss) Income	$(10.3)	$(9.3)	$(19.2)	$(12.7)
	Operating (Loss) Income %	-3.8%	-2.9%	-3.5%	-2.0%

	Cash Flow
	Net cash (used in) provided by operating activities	$4.1	$3.8	$(1.9)	$(15.3)
	Net cash (used in) provided by investing activities	$(3.6)	$(26.4)	$(4.9)	$(30.0)
	Net cash (used in) provided by financing activities	$(4.3)	$(4.5)	$(4.3)	$(6.2)
	Cash and cash equivalents - end of period	$211.1	$257.8	$211.1	$257.8

	Capital Spending	$3.1	$1.9	$5.1	$4.5
	Depreciation	$2.1	$2.8	$4.2	$5.7
	Amortization	$7.3	$6.2	$14.5	$12.2

	NM - Not Meaningful

	Asset Utilization Information *
				June 30	December 31
				2012	2011

	Days Sales Outstanding (DSO)			59	58
	Days of Inventory Supply			79	85
	Debt to Total Capital			0.0%	0.0%

	Other Information

	Approximate employee count as of June 30, 2012:				1,100
	Approximate employee count as of December 31, 2011:				1,130
	Book value per share as of June 30, 2012:				$18.61
	Shares used to calculate book value per share (millions):				37.7
	Imation repurchased approximately 410,0000 shares of its stock during the quarter for $2.4 million.
	Authorization for repurchase of approximately 4.6 million shares remains outstanding based on the latest Board authorization.

*	These operational measures, which we regularly use, are provided to assist in the investor's further understanding of our operations.

	Days Sales Outstanding is calculated using the count-back method, which calculates the number of days of most recent revenue that are reflected in the net accounts receivable balance.

	Days of Inventory Supply is calculated using the current period inventory balance divided by an estimate of the inventoriable portion of cost of goods sold expressed in days.

	Debt to Total Capital is calculated by dividing total debt (long term plus short term) by total shareholders' equity and total debt.

Table Five

IMATION CORP.
Non-GAAP Financial Measures
(In millions, except for per share amounts)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2012			June 30, 2011
	GAAP	Adj *	Non-GAAP	GAAP	Adj *	Non-GAAP
Net revenue	$270.6	$-	$270.6	$323.0	$-	$323.0
Cost of goods sold	218.2	-	218.2	269.0	(0.3)	268.7
Adjusted gross profit	$52.4	$-	$52.4	$54.0	$0.3	$54.3

Adjusted gross margin	19.4%		19.4%	16.7%		16.8%

Operating (loss) income	$(10.3)	$4.3	$(6.0)	$(9.3)	$10.7	$1.4

Adjusted income tax provision (benefit)	$(0.1)	$-	$(0.1)	$0.7	$0.1	$0.8

Adjusted (loss) income	$(12.0)	$4.3	$(7.7)	$(12.5)	$10.6	$(1.9)

Adjusted (loss) earnings per common share
Diluted	$(0.32)		$(0.20)	$(0.33)		$(0.05)

Adjusted weighted average shares outstanding
Diluted	37.7		37.7	37.8		37.8

	Six Months Ended			Six Months Ended
	June 30, 2012			June 30, 2011
	GAAP	Adj *	Non-GAAP	GAAP	Adj *	Non-GAAP
Net revenue	$552.3	$-	$552.3	$639.5	$-	$639.5
Cost of goods sold	443.8	-	443.8	531.5	(1.5)	530.0
Adjusted gross profit	$108.5	$-	$108.5	$108.0	$1.5	$109.5

Adjusted gross margin	19.6%		19.6%	16.9%		17.1%

Operating (loss) income	$(19.2)	$5.6	$(13.6)	$(12.7)	$14.4	$1.7

Adjusted income tax provision (benefit)	$0.9	$-	$0.9	$2.4	$0.4	$2.8

Adjusted (loss) income from continuing operations	$(24.2)	$5.6	$(18.6)	$(19.7)	$14.0	$(5.7)

Adjusted (loss) earnings per common share from continuing operations
Diluted	$(0.64)		$(0.49)	$(0.52)		$(0.15)

Adjusted weighted average shares outstanding
Diluted	37.6		37.6	37.9		37.9

* See Table Six

Table Six

IMATION CORP.
Non-GAAP Financial Measures
(In millions, except for per share amounts)
(Unaudited)

Operating (loss) income / Adjusted operating income

	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Operating loss:	$(10.3)	$(9.3)	$(19.2)	$(12.7)
Restructuring and other
Restructuring	3.1	1.2	4.4	2.1
Gain on sale of fixed assets held for sale	-	-	(0.7)	-
Facility Disposal	-	7.0	-	7.0
Pension settlement	1.5	1.0	1.5	1.0
Acquisitions and integration	0.8	1.2	1.2	1.2
Intangible asset accelerated amortization	1.3	-	1.3	-
Acquisition contingent consideration adjustment	(2.8)	-	(2.8)	-
Other	0.4	-	0.7	-
Goodwill impairment	-	-	-	1.6
Inventory write-downs related to restructuring programs included in cost of goods sold	-	0.3	-	1.5
Total adjustments	4.3	10.7	5.6	14.4
Adjusted operating(loss) income - Non-GAAP	$(6.0)	$1.4	$(13.6)	$1.7

Effect on diluted EPS:
(Loss) income from operations	$(0.32)	$(0.33)	$(0.64)	$(0.52)
Restructuring and other
Restructuring	0.09	0.03	0.12	0.06
Gain on sale of fixed assets held for sale	-	-	(0.02)
Facility Disposal	-	0.19	-	0.18
Pension settlement	0.04	0.03	0.04	0.03
Acquisitions and integration	0.02	0.03	0.03	0.03
Intangible asset accelerated amortization	0.03		0.03
Acquisition contingent consideration adjustment	(0.07)		(0.07)
Other	0.01	-	0.02	-
Goodwill impairment	-	-	-	0.04
Inventory write-downs	-	0.01	-	0.04
Adjusted diluted EPS - Non-GAAP	$(0.20)	$(0.05)	$(0.49)	$(0.15)

EBITDA:
Operating loss	$(10.3)	$(9.3)	$(19.2)	$(12.7)
Depreciation	2.1	2.8	4.2	5.7
Amortization	7.3	6.2	14.5	12.2
EBITDA	$(0.9)	$(0.3)	$(0.5)	$5.2
Restructuring and other	4.3	2.4	5.6	3.3
Goodwill impairment	-	-	-	1.6
Inventory write-downs related to restructuring programs included in cost of goods sold	-	0.3	-	1.5
Total adjustments	4.3	2.7	5.6	6.4
Adjusted EBITDA	$3.4	$2.4	$5.1	$11.6

EBITDA is defined as operating income less depreciation and amortization. Adjusted EBITDA is defined as EBITDA before goodwill, restructuring and other, and inventory write-downs related to restructuring programs included in cost of goods sold.

The Non-GAAP financial measurements (adjusted operating income (loss), adjusted income(loss), adjusted diluted EPS, EBITDA and adjusted EBITDA) are provided to assist in understanding the impact of certain items on Imation's actual results of operations when compared with prior periods. Management believes this will assist investors in making an evaluation of Imation's performance against prior periods on a comparable basis by adjusting for these items. Management understands that there are material limitations on the use of Non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures for the purpose of analyzing financial performance. These Non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. This information should not be construed as an alternative to the reported results, which have been determined in accordance with accounting principles generally accepted in the United States of America.

CONTACT:
Imation Corp.
Scott Robinson, 651-704-4311
Email: srobinson@imation.com